77 C.  Matters Submitted to a vote of security holders


The annual meeting of the fund's shareholders was held on June 26, 1998. The results of votes taken among shareholders on proposals are listed below:
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Proposal 1
The election of four Directors of the Fund.

To elect Thomas J. Gibbons
                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               4,006,192.857                             49.133%
Withheld                                                    333,618.737                              4.092%
TOTAL                                                     4,339,811.594                             53.225%

To elect Harvey B. Kaplan
                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               4,038,468.414                             49.529%
Withheld                                                    301,343.180                              3.696%
TOTAL                                                     4,339,811.594                             53.225%

To elect Bernard Spilko
                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               4,040,268.414                             49.551%
Withheld                                                    299,543.180                              3.674%
TOTAL                                                     4,339,811.594                             53.225%

To elect Martin Vogel
                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               4,007,592.857                             49.151%
Withheld                                                    332,218.737                              4.074%
TOTAL                                                     4,339,811.594                             53.225%


Proposal 2
To approve or disapprove a proposed change in the Fund's status from that of a diversified to a non-diversified management investment company and to eliminate a fundamental investment restriction relating to a diversified management investment company.

                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               3,348,046.609                             41.062%
Against                                                     286,810.771                              3.517%
Abstaining                                                   41,388.214                               .508%
TOTAL                                                     3,676,245.594                             45.087%


Proposal 3
To ratify KPMG Peat Marwick LLP as independent accountants for the Fund for the fiscal year ending March 31, 1998.

                                             # of Shares Voted                % of Shares Outstanding
Affirmative                                               4,280,499.535                             52.498%
Against                                                      27,239.180                               .334%
Abstaining                                                   32,072.879                               .393%
TOTAL                                                     4,339,811.594                             53.225%

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